Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Bojangles’, Inc. and subsidiaries:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Charlotte, North Carolina

November 15, 2016